UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2024

AIB Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41230	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue, Suite M204A

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-8128

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share and one Right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination	AIBBU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	AIB	The Nasdaq Stock Market LLC

Rights, every ten (10) rights entitle the holder to receive one Class A Ordinary Share upon the consummation of an initial business combination	AIBBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2024, AIB Acquisition Corporation (the “Company”) received a written decision from the Hearing Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating it has granted the Company’s request for continued listing, subject to certain conditions, including that (i) on or before May 1, 2024, the Company advises the Panel regarding the status of the review by the U.S. Securities and Exchange Commission (the “SEC”) of the proxy statement/prospectus to be filed in connection with the Company’s initial business combination, (ii) on or before May 15, 2024, the Company holds a shareholder meeting and obtain approval for completion of its initial business combination; and (iii) on or before May 20, 2024, the Company closes its initial business combination and the new entity demonstrates compliance with Listing Rule 5505.

As previously disclosed, the Company originally received two deficiency letters from the Nasdaq Listing Qualification Department (the “Staff”) on May 11, 2023, notifying the Company that, for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the $50 million minimum requirement for continued inclusion on The Nasdaq Global Market in contravention of Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) and the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the $15 million minimum requirement for continued inclusion on The Nasdaq Global Market in contravention of Nasdaq Listing Rule 5450(b)(3)(C) (the “MVPHS Requirement”). On September 25, 2023, the Company received an additional deficiency letter from the Staff notifying the Company that the Company’s public holders were below the 400 public holder requirement for continued inclusion on The Nasdaq Global Market in contravention of Nasdaq Listing Rule 5450(a)(2). Thereafter, on November 22, 2023, the Company received notice from the Staff that, since the Company had not regained compliance with either of the MVLS Requirement or the MVPHS Requirement, it was subject to delisting from Nasdaq unless the Company timely requested a hearing before the Panel. On February 13, 2024, the Company received a letter from the Staff indicating that the Company regained compliance with the MVPHS requirement. On February 22, 2024, the Company attended a hearing before the Panel, the result of which was the issuance of the Panel’s decision dated March 14, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIB Acquisition Corporation

Date: March 20, 2024	By:	/s/ Eric Chen
		Name:	Eric Chen
		Title:	Chief Executive Officer